Exhibit 99.1

As Implant Sciences Prepares for Growth as the Industry Leader of ETD,  CEO Dr. Bill McGann Announces Robert Liscouski as President

Dr. Bill McGann to continue to serve as CEO

Wilmington, MA – September 2, 2015 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) and drugs trace detection solutions for homeland security applications, announced today the appointment of Robert Liscouski to the position of President. Mr. Liscouski, formerly Executive Vice President, will continue to serve on the company's Board of Directors. Dr. Bill McGann will continue to serve as Implant Sciences’ CEO and as a member of the company’s Board of Directors.

“Implant Sciences has undertaken a series of initiatives to enhance the operations of the company as it continues to achieve success in the market place and prepares for strategic growth in the years to come. I want to congratulate Bill McGann for leading the company on an impressive growth,” stated Michael Turmelle, Implant Sciences Chairman of the Board of Directors. “The Board decided that splitting the role of CEO and President would be optimal for the company’s future growth. We congratulate Bob Liscouski on his promotion to this position, and look forward to his leadership and contributions to our future success.”

“Bob has proven himself to be a vital component of Implant Sciences’ success, as he continues to facilitate business growth for the company,” added Dr. Bill McGann, CEO of Implant Sciences. “I look forward to continuing to work with him in executing the company’s vision.”

“I am very proud to be a part of the Implant Sciences team”, stated Mr. Liscouski. “The company’s performance over the past six months under Dr. McGann’s leadership has been extraordinary. Bill has lead this team and company to  become the market leader in Explosives Trace Detection and I look forward to the continued opportunity to help expand our business worldwide and into new, important emerging markets, such as drug detection,” he added.

Mr. Liscouski is a recognized international security and counterterrorism expert with more than 30 years of experience as a senior government official, business leader, entrepreneur, special agent and law enforcement officer. He has been Executive Vice President of Implant Sciences since February, 2015, and has served on the Implant Sciences Board of Directors since 2009. In 2003, he was appointed by President George W. Bush as the first Assistant Secretary for Infrastructure Protection at the U.S. Department of Homeland Security. There he worked closely with the White House and other federal agencies to design, develop and implement the framework to protect the nation's critical physical and cyber infrastructure following 9/11. Later Mr. Liscouski founded a strategic advisory firm specializing in technology start-ups in the homeland security area. Early in his career, Mr. Liscouski worked in local law enforcement as a homicide and undercover investigator and special agent for the Diplomatic Security Service before joining a Fortune 100 company to develop security systems to protect information technology and intellectual property. Mr. Liscouski is a frequent contributor to CNN, Fox News, and other business and security media.

About the QS-B220 Desktop Explosives Trace Detector

The QS-B220 uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives. With significantly lower maintenance requirements than competing systems, the QS-B220 can be deployed for a much lower total cost of ownership than other approved products. Featuring a radioactive material-free design, push-button maintenance and diagnostics, and a patented inCal™ internal automatic calibration system, the QS-B220 brings new levels of performance and convenience to desktop trace detection users with unsurpassed ease of use.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The Company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 60 countries worldwide. The Company's ETDs have received approvals and certifications from several international regulatory agencies including the TSA in the U.S., ECAC in Europe, CAAC and the Ministry of Public Safety in China, Russia FSB, STAC in France, and the German Ministry of the Interior. It has also received the 2015 GSN Airport/Seaport/Border Security Award for "Best Security Checkpoint”.  All Implant Sciences products are recognized as Qualified Anti-Terrorism Technologies by the Department of Homeland Security. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any statements of employees, representatives and partners of Implant Sciences Corporation (the "Company") related thereto contain or may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions.  Such statements are based on management’s current expectations and are subject to significant risks and uncertainties (many of which are beyond the Company’s control) that could cause the Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the risks that there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of our explosives detection products or that any new products we may develop will be accepted by the TSA or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change, and our ability to generate revenue and profit will depend on our ability to develop and introduce new products; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K.  In light of these risks and uncertainties, readers are cautioned that actual results may differ significantly from those described or anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Contact:

Implant Sciences Corporation

Company Contact:

Robert Liscouski

978-752-1700 x 116